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                                                                  EXHIBIT 10.24

                           CHANGE OF CONTROL AGREEMENT

         This AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT (this "Agreement"), is restated as of the 1st day of October, 2003, (the "Restatement Effective Date") by and between Payless ShoeSource, Inc., a Delaware corporation (the "Company"), and Steven J. Douglass (the "Executive").

         WHEREAS, the Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein). The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the current Company and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control that ensure that the compensation and benefits expectations of the Executive will be satisfied and that are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                 NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         SECTION 1. CERTAIN DEFINITIONS. (a) "Effective Date" means the first date on which a Change of Control occurs. Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs and if the Executive's employment with the Company is terminated without Cause or for Good Reason within one year prior to the date on which the Change of Control occurs then "Effective Date" means the date immediately prior to the date of such termination of employment unless such termination did not occur at the request of a third party that has taken steps reasonably calculated to effect a Change of Control. Further, notwithstanding anything in this Agreement to the contrary, if a Potential Change of Control occurs and if the Executive's employment with the Company is terminated as provided in Section 5(e), then "Effective Date" means the date immediately prior to the date of such termination of employment.

         (b) "Change of Control Period" means the period commencing on the Effective Date and ending on the third anniversary thereof.

         (c) "affiliated company" means any company controlled by, controlling or under common control with the Company.

         (d)      "Change of Control" means:

         (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the

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meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 1(d), none of the following shall constitute a Change of Control: (i) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the board of directors of the Company following such acquisition were members of the Incumbent Board at the time of the Board's approval of such acquisition, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (iv) any acquisition by the Company which, by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

         (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination, or (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company

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Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

         (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (e)      "Potential Change of Control" means:

         (1) At least two directors of a particular class of directors, as of the date hereof, are replaced for any reason by directors who are not members of the Incumbent Board at the time of such replacement; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (2) The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

         SECTION 2. TERM OF AGREEMENT AND COVERED EMPLOYMENT. (a) TERM OF AGREEMENT. This Agreement shall be in effect from the Restatement Effective Date and shall terminate on the third anniversary thereof; provided, however, that, commencing on the date one year after the Restatement Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof, the "Renewal Date"), unless previously terminated, this Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless, at least 60 days prior to the Renewal Date, the Company shall give notice to the Executive that the Change of Control Period shall not be so extended (a "Nonrenewal Notice"). Notwithstanding the delivery of any such Nonrenewal Notice, this Agreement shall

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continue in effect for the Change of Control Period if a Change of Control
occurs during the term of this Agreement.

         (b) COVERED EMPLOYMENT. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, subject to the terms and conditions of this Agreement, for the Change of Control Period.

         SECTION 3. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (1) During the Change of Control Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the office where the Executive was employed immediately preceding the Effective Date or at any other location less than 35 miles from such office.

         (2) During the Change of Control Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Change of Control Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that, to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         (b) COMPENSATION. (1) BASE SALARY. During the Change of Control Period, the Executive shall receive an annual base salary (the "Annual Base Salary"), which Annual Base Salary shall be paid at a monthly rate at least equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to the Executive by the Company and the affiliated companies in respect of the 12-month period immediately preceding the month in which the Effective Date occurs. During the Change of Control Period, the Annual Base Salary shall be reviewed at least annually, beginning no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date. Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under

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this Agreement. The Annual Base Salary shall not be reduced after any such increase and the term "Annual Base Salary" shall refer to the Annual Base Salary as so increased.

         (2) ANNUAL BONUS. In addition to the Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Change of Control Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's highest bonus under the Company's annual and long-term incentive plans, or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years prior to the Effective Date (annualized, in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

         (3) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Change of Control Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies, and programs applicable generally to other peer executives of the Company and the affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and the affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and the affiliated companies.

         (4) WELFARE BENEFIT PLANS. During the Change of Control Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and the affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and the affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and the affiliated companies.

         (5) EXPENSES. During the Change of Control Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of

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the Company and the affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

         (6) FRINGE BENEFITS. During the Change of Control Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and the affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

         (7) OFFICE AND SUPPORT STAFF. During the Change of Control Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and the affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

         (8) VACATION. During the Change of Control Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and the affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

         SECTION 4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically if the Executive dies during the Change of Control Period. If the Company determines in good faith that the Disability (as defined herein) of the Executive has occurred during the Change of Control Period (pursuant to the definition of "Disability"), it may give to the Executive written notice in accordance with Section 11(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. "Disability" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the

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Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                  (b) CAUSE. The Company may terminate the Executive's employment during the Change of Control Period for Cause. "Cause" means:

                  (1) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or any affiliated company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company that specifically identifies the manner in which the Board or the Chief Executive Officer of the Company believes that the Executive has not substantially performed the Executive's duties, or

                  (2) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this Section 4(b), no act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in
Section 4(b)(1) or 4(b)(2), and specifying the particulars thereof in detail.

                  (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. "Good Reason" means in the absence of a written consent by the Executive:

                  (1) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a), or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is

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         remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (2) any failure by the Company to comply with any of the provisions of Section 3(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (3) the Company's requiring the Executive to be based at any office or location other than as provided in Section 3(a)(1)(B) or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

                  (4) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                  (5)      any failure by the Company to comply with and satisfy
         Section 10(c).

                  For purposes of this Section 4(c), any good faith determination of Good Reason made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of a Change of Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

                  (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). "Notice of Termination" means a written notice that (1) indicates the specific termination provision in this Agreement relied upon, (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (3) if the Date of Termination (as defined herein) is other than the date of receipt of such notice, specifies the Date of Termination (which Date of Termination shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's respective rights hereunder.

                  (e) DATE OF TERMINATION. "Date of Termination" means (1) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified in the Notice of Termination, as the case may be, (2) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such

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termination, and (3) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                  SECTION 5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) GOOD REASON; OTHER THAN FOR CAUSE; DEATH OR DISABILITY. If, during the Change of Control Period, the Company terminates the Executive's employment other than for Cause or Disability or the Executive terminates employment for Good Reason:

                  (1) the Company shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

                           (A) the sum of (i) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (ii) the product of (x) the higher of (I) the Recent Annual Bonus and (II) the Annual Bonus paid or payable, including any bonus or portion thereof that has been earned but deferred (and annualized for any fiscal year consisting of less than 12 full months or during which the Executive was employed for less than 12 full months), for the most recently completed fiscal year during the Change of Control Period, if any (such higher amount, the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365, and (iii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case, to the extent not theretofore paid (the sum of the amounts described in subclauses (i), (ii) and (iii), the "Accrued Obligations"); and

                           (B) the amount equal to the product of (i) three and (ii) the sum of (x) the Executive's Annual Base Salary and
                  (y) the Highest Annual Bonus; and

                           (C) in lieu of the receipt of shares of common stock of the Company ("Common Stock") issuable upon the exercise of outstanding options (other than stock options qualifying as incentive stock options ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") which ISOs were granted on or prior to April 15, 1996) ("Options"), stock appreciation rights ("SARs") and performance units ("Units"), if any (the Options, SARs and Units shall be referred to herein collectively as the "Awards"), granted to the Executive under the Company's 1996 Stock Incentive Plan or any successor or substitute plans thereto, an amount equal to the product of (i) the excess of
                  (x) in the case of an ISO granted after April 15, 1996, the closing price of Common Stock as reported on the New York Stock Exchange on the Date of

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                  Termination or the last full trading day immediately prior to the Date of Termination (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading value in the Common Stock is highest) (the "Closing Price") and, in the case of all other Awards, the higher of the Closing Price and the highest per share price for Common Stock actually paid in connection with any Change of Control, over (y) the per share exercise price (if any) of each Award, and (2) the number of shares of Common Stock covered by each such Award, whether or not such Award is exercisable on the Date of Termination; and

                  (2) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those that would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(4) if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies and their families, provided, however, that, if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. If the Executive has attained age 50 on the Date of Termination and if, with five additional years of age and service beyond the Executive's age and years of service as of the Date of Termination, the Executive would have been entitled to receive post-retirement medical and life benefits under the Company's post-retirement programs as in effect immediately prior to the Effective Date, then the Executive shall be entitled to such benefits as if the Executive had attained those five additional years of age and been employed by the Company for those five additional years of service, as of the Date of Termination, and such post-retirement medical and life benefits shall commence immediately and be determined and provided under the terms of such plans as in effect immediately prior to the Effective Date, without regard to any amendments subsequent to the Effective Date that adversely affect the rights of participants thereunder; and

                  (3) if the Executive has attained age 50 but has not attained age 55 on the Date of Termination, then for purposes of determining benefits under Section 3.2(c) of the Company's Supplementary Retirement Plan or any successor plan, as in effect immediately prior to the Effective Date (the "Supplemental Plan"), the Executive shall be deemed to be entitled to the benefits under Section 3.2(c) of the Supplemental Plan if, during the five-year period following the Effective Date, the Company terminates the Executive's employment other than for Cause or the Executive terminates his employment for Good Reason (it being expressly agreed that, notwithstanding anything to the contrary contained herein, the rights

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         under this Section 5(a)(3) shall survive for the five-year period following the Effective Date); and

                  (4) Notwithstanding any provision in any equity or equity-based grant agreement or any other agreement or plan covering the Executive, all of the non-competition restrictions imposed on the Executive under such equity or equity-based grant agreement shall cease to apply for all purposes of such equity or equity-based grant agreement, including but not limited to all options, stock appreciation rights, and performance units granted to the Executive at any time;

                  (5) the Company shall, at its sole expense as incurred, and subject to a maximum limit equal to three (3) times the Executive's monthly compensation, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in the Executive's sole discretion; and

                  (6) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or that the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and the affiliated companies (such other amounts and benefits, the "Other Benefits").

                  (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Change of Control Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of the Other Benefits. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as utilized in this Section 5(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and the affiliated companies to the estates and beneficiaries of peer executives of the Company and the affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and the affiliated companies and their beneficiaries.

                  (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Change of Control Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of the Other Benefits. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, the term "Other

Benefits" as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and the affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and the affiliated companies and their families.

                  (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated for Cause during the Change of Control Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (1) the Executive's Annual Base Salary through the Date of Termination, (2) the amount of any compensation previously deferred by the Executive, and (3) the Other Benefits, in each case, to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Change of Control Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for the Accrued Obligations and the timely payment or provision of the Other Benefits. In such case, all the Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

                  (e) OBLIGATIONS OF THE COMPANY AND THE EXECUTIVE UPON A POTENTIAL CHANGE OF CONTROL. If, prior to the Change of Control Period, a Potential Change of Control occurs, the Executive hereby agrees to remain in the employ of the Company, on the same basis and terms and conditions as the Executive is employed by the Company immediately prior to the Potential Change of Control, for the 12-month period following such Potential Change of Control. If the Executive's employment is terminated by the Company other than for Cause, death or Disability, or the Executive terminates his employment for Good Reason, during the 12-month period following the occurrence of a Potential Change of Control, without regard to whether a Change of Control has actually occurred or is likely to occur, the Executive's employment shall be deemed to have been terminated by the Company in anticipation of a Change of Control, and the Executive shall be entitled to receive the payments and benefits provided in
Section 5(a) hereof.

                  SECTION 6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or the affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or the affiliated companies. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or the affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement.

                  SECTION 7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus, in each case, interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

                  SECTION 8.  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                  (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company or the affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise but determined without regard to any additional payments required under this Section 8) (the "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to the Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount that could be paid to the Executive such that the receipt of the Payments would not give rise to any Excise Tax (the "Reduced Amount"), then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                  (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up

Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") that shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, is not able to make the determinations required hereunder for any reason, or the Company determines that the Accounting Firm is precluded from performing such services under applicable independence standards or otherwise, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder or as a result of a permitted or required redetermination of the Excise Tax, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment") or that Gross-up Payments that were initially made by the Company exceeded the amount necessary to reimburse the Executive as contemplated in the first sentence of Section 8(a) or were not due pursuant to the application of the last sentence of Section 8(a) ("Overpayment"). In the event the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. The Accounting Firm shall determine the amount of any Overpayment that has been made and whether any permitted redetermination of the Excise Tax would result in an Overpayment and such Overpayment shall be promptly paid to the Company by the Executive to the extent he is entitled to a refund on account of such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code from the date of such entitlement). It is the intent of this provision that the Gross-Up Payment reflect the Excise Tax liability, if any, actually incurred by the Executive in the opinion of the Accounting Firm.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

                  (1) give the Company any information reasonably requested by the Company relating to such claim,

                  (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (3) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (4) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  SECTION 9. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or the affiliated companies, and their respective businesses, which information, knowledge or data shall have been obtained by the Executive during the Executive's employment by the Company or the affiliated companies and which information, knowledge or data shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those persons designated by the Company. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  SECTION 10. SUCCESSORS. (a) This Agreement is personal to the Executive, and, without the prior written consent of the Company, shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. "Company" means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

                  SECTION 11. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (a) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:
                  Steven J. Douglass
                  Payless ShoeSource, Inc.
                  3231 SE Sixth Avenue
                  Topeka, Kansas 66607

                  If to the Company:
                  Payless ShoeSource, Inc.
                  3231 SE Sixth Avenue
                  Topeka, Kansas 66607
                  Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such United States federal, state or local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Sections 4(c)(1) through 4(c)(5), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) From and after the Effective Date or the date that a Potential Change of Control occurs, and except as expressly set forth herein, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including the Amended and Restated Employment Agreement, dated October 1,

2003 (the "Employment Agreement"); provided, however, in no event shall this Agreement supersede or replace the Indemnification Agreement between the Executive and the Company, dated as of March 22, 2000 as from time to time amended prior to the Effective Date; and provided further that, to the extent not inconsistent with any provision hereof, the following provisions of the Employment Agreement shall remain in effect during the Change of Control Period:
Paragraphs 1(g)(ii) (relating to the grant of certain equity-based awards), 1(g)(iii) (relating to the Executive's benefit under the SRP (as defined in the Employment Agreement)), 1(g)(iv) (relating to the Executive's entitlement under the Retiree Medical Plan (as defined in the Employment Agreement)), 3 (relating to non-competition), 5(d) and 5(e)(iv) (relating to vesting and exercisability of certain equity awards), and 8(a) (relating to certain remedies that the Company and the Executive shall have).

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                             /s/ Steven J. Douglass
                             ---------------------------------------------------
                                         Steven J. Douglass

                             PAYLESS SHOESOURCE, INC.

                             By /s/ Jay A. Lentz
                                -----------------------------------------------
                                Name:  Jay A. Lentz
                                Title: Senior Vice President -- Human Resources